Exhibit 99.1

UNITY BANCORP INC

For Immediate Release
Unity Bancorp, Inc. (NASDAQ: UNTY)
April 14, 2026

News Media & Financial Analyst Contact:
James Davies, FSVP & CFO
(908) 713-4330

Unity Bancorp Reports Quarterly Earnings of $14.3 Million

Net Income
(In Millions)
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
11.6
16.5
4.3
12.2
14.4
0.8
13.6
15.5
1.1
14.4
14.3
1Q 25
2Q 25
3Q 25
4Q 25
1Q 26

Dil. EPS
$1.40
$0.12 Q/Q, GAAP
$0.01 Q/Q, Core
ROA
2.04%
16 bps Q/Q, GAAP
0 bps Q/Q,Core
ROE
16.38%
170 bps Q/Q, GAAP
39 bps Q/Q,Core
NIM
4.53%
7 bps Q/Q, Core & GAAP

James A. Hughes, CEO, commented on the financial results:

"We are pleased to report another strong quarter for Unity Bancorp, Inc., highlighted by solid profitability and continued execution of our organic growth strategy. For the quarter, we delivered net income of $14.3 million, or $1.40 per diluted share, producing a 2.04% return on average assets and a 16.38% return on average equity. These results represent a $2.7 million, or 23.2%, increase in net income compared to the same period last year, and reflect the underlying strength of our balance sheet and core earnings power.

We entered 2026 with positive momentum, and during the first quarter we achieved balanced, organic growth on both sides of the balance sheet. As compared to year-end 2025, gross loans increased $56.9 million, or 2.2%, while total customer deposits, excluding brokered deposits, grew $58.7 million, or 2.9%, underscoring the continued success of our relationship-based banking model. As we move forward, we remain focused on growing loans and deposits in tandem, deepening customer relationships and supporting economic activity in the communities we serve.

While broader economic and geopolitical conditions have contributed to periods of market volatility, loan demand across our footprint remains healthy, sustained by ongoing economic development in our core markets. At the same time, we continue to invest in delivering an exceptional customer experience through targeted product and technology initiatives, including the rollout of a new online banking platform. These investments are intended to expand our digital capabilities, improve operational efficiency and support long-term, sustainable growth as we continue to serve our customers."

Clinton, NJ -- Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $14.3 million, or $1.40 per diluted share, for the quarter ended March 31, 2026, compared to net income of $15.5 million, or $1.52 per diluted share for the quarter ended December 31, 2025.

Quarterly Earnings Highlights

●	Net interest income, the primary driver of earnings, was $30.7 million for the quarter ended March 31, 2026, a decrease of $0.7 million, as compared to $31.4 million for the quarter ended December 31, 2025. Net interest margin (“NIM”) decreased 7 basis points to 4.53% for the quarter ended March 31, 2026, compared to the quarter ended December 31, 2025. The decrease in net interest income was primarily due to day count.
●	The provision for credit losses on loans was $1.0 million for the quarter ended March 31, 2026, compared to $2.2 million for the quarter ended December 31, 2025. The provision in the current quarter was primarily driven by loan growth, with additional increases in qualitative adjustments.
●	Noninterest income was $2.9 million for the quarter ended March 31, 2026, compared to $3.9 million for the quarter ended December 31, 2025. The $1.0 million decrease was primarily due to the $1.5 million unrealized gain associated with Patriot recognized in the prior quarter, partially offset by increased service and loan fee income and gain on sale of SBA and mortgage loans.
●	Noninterest expense was $14.1 million for the quarter ended March 31, 2026, compared to $13.3 million for the quarter ended December 31, 2025. The increase was primarily due to increased compensation and benefits expenses, partially offset by decreases in furniture and equipment, professional services and other expenses. During the quarter ended December 31, 2025, compensation and benefits expenses included $0.7 million of one-time accrual reversals.
●	The effective tax rate was 22.7% for the quarter ended March 31, 2026, compared to 21.4% for the quarter ended December 31, 2025. During the fourth quarter of 2025, Unity purchased $8.0 million of federal tax credits, resulting in $0.5 million of tax savings. Furthermore, during the first quarter of 2026, Unity purchased $5.1 million of tax credits, resulting in $0.4 million of tax savings.

Balance Sheet Highlights

●	Total gross loans increased $56.9 million, or 2.2%, from December 31, 2025, primarily due to increases in the commercial and residential and commercial construction loan categories. Furthermore, gross loans increased $256.5 million, or 10.9% from March 31, 2025.
●	As of March 31, 2026, the allowance for credit losses as a percentage of gross loans was 1.28%.
●	As of March 31, 2026, nonaccrual assets (including OREO) were $32.1 million, compared to $31.3 million as of December 31, 2025. The ratio of nonaccrual loans to total loans was 1.18% as of March 31, 2026. The ratio of nonaccrual assets to total assets was 1.06% as of March 31, 2026. During the fourth quarter of 2025, one $15.5 million commercial real estate relationship migrated to nonaccrual status. This isolated relationship accounts for nearly half of nonaccrual assets.
●	Total deposits increased $55.1 million, or 2.4%, from December 31, 2025. As of March 31, 2026, uninsured or uncollateralized deposits represented 21.6% of total deposits. The Company’s deposit composition as of March 31, 2026, consisted of 19.0% in noninterest bearing demand deposits, 17.2% in interest-bearing demand deposits, 24.9% in savings deposits and 38.9% in time deposits.
●	Borrowed funds decreased $7.5 million from December 31, 2025. Borrowed funds were entirely comprised of borrowings from the FHLB.
●	Shareholders’ equity was $358.1 million as of March 31, 2026, compared to $345.6 million as of December 31, 2025. The $12.5 million increase was primarily driven by 2026 earnings, partially offset by dividend payments and share repurchase activity. During the quarter ended March 31, 2026, Unity Bancorp, Inc. repurchased 6,616 shares at a weighted average price of $49.01 per share.
●	Book value per common share was $35.66 as of March 31, 2026, compared to $34.63 as of December 31, 2025. This increase is primarily due to net income partially offset by dividends and share repurchases.
●	Below is a summary of Unity Bancorp’s regulatory capital ratios:
o	The Leverage Ratio increased 21 basis points to 12.93% at March 31, 2026, compared to 12.72% at December 31, 2025.
o	The Common Equity Tier 1 Capital Ratio increased 5 basis points to 14.50% at March 31, 2026, compared to 14.45% at December 31, 2025.
o	The Tier 1 Capital Ratio increased 4 basis points to 14.91% at March 31, 2026, compared to 14.87% at December 31, 2025.
o	The Total Capital Ratio increased 4 basis points, to 16.16% at March 31, 2026, compared to 16.12% at December 31, 2025.

●	At March 31, 2026, the Company held $229.2 million of cash and cash equivalents. The Company also maintained approximately $410.7 million of funding available from various sources, including the FHLB, FRB Discount Window and other lines of credit. Total available funding plus cash on hand represented 124.4% of uninsured or uncollateralized deposits.

Other Highlights

❖	In January 2026, Unity Bancorp, Inc. was named as one of Piper Sandler’s Top Bank Investment Ideas for 2026, which compiles the firm’s highest-conviction investment recommendations across the banking sector.

❖	In February 2026, Unity Bancorp, Inc. announced a 7% increase for its first quarter dividend from $0.15 per common share to $0.16 per common share.

❖	Unity Bancorp, Inc. will hold its virtual annual shareholder meeting on Thursday, April 23rd at 8:00 AM EDT. Refer to our 2026 Proxy for further details.

Unity Bancorp, Inc. is a financial services organization headquartered in Clinton, New Jersey, with approximately $3.0 billion in assets and $2.4 billion in deposits.  Unity Bank, the Company’s wholly owned subsidiary, provides financial services to retail, corporate and small business customers through its robust branch network located in Bergen, Hunterdon, Middlesex, Morris, Ocean, Somerset, Union and Warren Counties in New Jersey and Northampton County in Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com , or call 800-618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the Company’s control that could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as amended or supplemented by our subsequent filings with the SEC, as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, results of regulatory exams, the impact of any health crisis or national disasters on the Bank, its employees and customers, and the impact of uncertain or changing political conditions or any current or future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary, trade or regulatory policy, among other factors.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

March 31, 2026

				March 31, 2026 vs.
				December 31, 2025	March 31, 2025
(In thousands, except percentages and per share amounts)	March 31, 2026	December 31, 2025	March 31, 2025%		%
BALANCE SHEET DATA
Total assets	$3,027,327	$2,966,652	$2,767,943	2.0%	9.4%
Total deposits	2,379,140	2,324,061	2,175,398	2.4	9.4
Total gross loans	2,601,656	2,544,713	2,345,130	2.2	10.9
Total securities	115,268	124,015	142,092	(7.1)	(18.9)
Total shareholders' equity	358,095	345,631	306,142	3.6	17.0
Allowance for credit losses	33,354	32,342	27,651	3.1	20.6

FINANCIAL DATA - QUARTER TO DATE
Income before provision for income taxes	$18,487	$19,694	$15,424	(6.1)	19.9
Provision for income taxes	4,199	4,222	3,826	(0.5)	9.7
Net income	$14,288	$15,472	$11,598	(7.7)	23.2

Net income per common share - Basic	$1.43	$1.55	$1.15	(7.7)	24.3
Net income per common share - Diluted	1.40	1.52	1.13	(7.9)	23.9

PERFORMANCE RATIOS - QUARTER TO DATE (ANNUALIZED)
Return on average assets	2.04%	2.20%	1.83%
Return on average equity	16.38	18.08	15.56
Efficiency ratio**	41.77	39.52	42.89
Cost of funds	2.38	2.38	2.46
Net interest margin	4.53	4.60	4.46
Noninterest expense to average assets	2.01	1.89	1.99

SHARE INFORMATION
Market price per share	$51.83	$51.72	$40.70	0.2	27.3
Dividends paid (QTD)	0.16	0.15	0.14	6.7	14.3
Book value per common share	35.66	34.63	30.38	3.0	17.4
Average diluted shares outstanding (QTD)	10,199	10,195	10,247	-	(0.5)

UNITY BANCORP CAPITAL RATIOS
Total equity to total assets	11.83%	11.65%	11.06%	1.5	7.0
Leverage ratio	12.93	12.72	12.32	1.7	5.0
Common Equity Tier 1 Capital Ratio	14.50	14.45	13.87	0.3	4.5
Risk-based Tier 1 Capital Ratio	14.91	14.87	14.33	0.3	4.0
Risk-based Total Capital Ratio	16.16	16.12	15.58	0.2	3.7

CREDIT QUALITY AND RATIOS
Nonaccrual assets	$32,092	$31,308	$17,990	2.5	78.4
QTD annualized net chargeoffs to QTD average loans	(0.01)%	(0.02)%	(0.09)%
Allowance for credit losses to total loans	1.28	1.27	1.18
Nonaccrual loans to total loans	1.18	1.17	0.72
Nonaccrual assets to total assets	1.06	1.06	0.65

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

UNITY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

March 31, 2026

				March 31, 2026 vs.
				December 31, 2025	March 31, 2025
(In thousands, except percentages)	March 31, 2026	December 31, 2025	March 31, 2025%		%

ASSETS
Cash and due from banks	$24,591	$19,841	$26,378	23.9%	(6.8)%
Interest-bearing deposits	204,569	196,678	185,215	4.0	10.4
Cash and cash equivalents	229,160	216,519	211,593	5.8	8.3
Securities:
Debt securities available for sale, at market value, net of valuation allowance	63,301	70,870	90,438	(10.7)	(30.0)
Debt securities held to maturity, at book value	36,648	36,576	40,947	0.2	(10.5)
Equity securities, at market value	15,319	16,569	10,707	(7.5)	43.1
Total securities	115,268	124,015	142,092	(7.1)	(18.9)
Loans:
Loans held for sale	12,557	9,490	14,000	32.3	(10.3)
SBA loans held for investment	32,499	34,259	37,993	(5.1)	(14.5)
Commercial loans	1,559,166	1,518,032	1,357,023	2.7	14.9
Commercial construction loans	159,200	147,215	129,831	8.1	22.6
Residential mortgage loans	668,739	677,221	654,250	(1.3)	2.2
Consumer loans	85,614	85,219	78,620	0.5	8.9
Residential construction loans	83,881	73,277	73,413	14.5	14.3
Total loans	2,601,656	2,544,713	2,345,130	2.2	10.9
Allowance for credit losses	(33,354)	(32,342)	(27,651)	3.1	20.6
Net loans	2,568,302	2,512,371	2,317,479	2.2	10.8
Premises and equipment, net	18,118	18,022	18,715	0.5	(3.2)
Bank owned life insurance ("BOLI")	26,764	26,547	25,925	0.8	3.2
Deferred tax assets	14,888	14,640	14,627	1.7	1.8
Federal Home Loan Bank ("FHLB") stock	13,989	14,314	13,583	(2.3)	3.0
Accrued interest receivable	13,255	12,896	12,998	2.8	2.0
Goodwill	1,516	1,516	1,516	-	-
Other real estate owned ("OREO")	1,472	1,472	-	-	*NM
Prepaid expenses and other assets	24,595	24,340	9,415	1.0	161.2
Total assets	$3,027,327	$2,966,652	$2,767,943	2.0%	9.4%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$451,138	$465,596	$454,425	(3.1)%	(0.7)%
Interest-bearing demand	378,162	369,131	351,485	2.4	7.6
Savings	582,730	535,044	491,449	8.9	18.6
Brokered deposits	270,603	274,203	202,323	(1.3)	33.7
Time deposits	696,507	680,087	675,716	2.4	3.1
Total deposits	2,379,140	2,324,061	2,175,398	2.4	9.4
Borrowed funds	248,274	255,774	243,292	(2.9)	2.0
Subordinated debentures	10,310	10,310	10,310	-	-
Accrued interest payable	2,302	2,138	2,147	7.7	7.2
Accrued expenses and other liabilities	29,206	28,738	30,654	1.6	(4.7)
Total liabilities	2,669,232	2,621,021	2,461,801	1.8	8.4
Shareholders' equity:
Common stock	106,034	105,892	104,033	0.1	1.9
Retained earnings	256,620	243,935	237,518	5.2	8.0
Treasury stock, at cost	(3,425)	(3,101)	(33,577)	(10.4)	(89.8)
Accumulated other comprehensive loss	(1,134)	(1,095)	(1,832)	3.6	(38.1)
Total shareholders' equity	358,095	345,631	306,142	3.6	17.0
Total liabilities and shareholders' equity	$3,027,327	$2,966,652	$2,767,943	2.0%	9.4%

Shares issued	10,114	10,048	11,666
Shares outstanding	10,041	9,982	10,076
Treasury shares	73	66	1,590

*NM=Not meaningful

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

March 31, 2026

				March 31, 2026 vs.
	For the three months ended			December 31, 2025		March 31, 2025
(In thousands, except percentages and per share amounts)	March 31, 2026	December 31, 2025	March 31, 2025	$	%	$	%
INTEREST INCOME
Interest-bearing deposits	$558	$674	$332	$(116)	(17.2)%	$226	68.1%
FHLB stock	134	133	182	1	0.8	(48)	(26.4)
Securities:
Taxable	1,409	1,561	1,786	(152)	(9.7)	(377)	(21.1)
Tax-exempt	18	18	18	-	-	-	-
Total securities	1,427	1,579	1,804	(152)	(9.6)	(377)	(20.9)
Loans:
SBA loans	844	1,037	934	(193)	(18.6)	(90)	(9.6)
Commercial loans	25,016	25,626	21,314	(610)	(2.4)	3,702	17.4
Commercial construction loans	3,038	2,666	2,946	372	14.0	92	3.1
Residential mortgage loans	10,913	10,838	9,947	75	0.7	966	9.7
Consumer loans	1,424	1,524	1,346	(100)	(6.6)	78	5.8
Residential construction loans	1,825	1,791	1,996	34	1.9	(171)	(8.6)
Total loans	43,060	43,482	38,483	(422)	(1.0)	4,577	11.9
Total interest income	45,179	45,868	40,801	(689)	(1.5)	4,378	10.7
INTEREST EXPENSE
Interest-bearing demand deposits	1,910	2,009	1,622	(99)	(4.9)	288	17.8
Savings deposits	3,160	3,165	2,593	(5)	(0.2)	567	21.9
Brokered deposits	2,267	2,033	1,787	234	11.5	480	26.9
Time deposits	6,128	6,350	6,415	(222)	(3.5)	(287)	(4.5)
Borrowed funds and subordinated debentures	984	942	1,133	42	4.5	(149)	(13.2)
Total interest expense	14,449	14,499	13,550	(50)	(0.3)	899	6.6
Net interest income	30,730	31,369	27,251	(639)	(2.0)	3,479	12.8
Provision for credit losses, loans	1,043	2,208	1,358	(1,165)	(52.8)	(315)	(23.2)
Provision (Release) for credit losses, off-balance sheet	5	50	(41)	(45)	(90.0)	46	112.2
(Release) provision of credit losses, securities	-	-	-	-	-	-	-
Net interest income after provision for credit losses	29,682	29,111	25,934	571	2.0	3,748	14.5
NONINTEREST INCOME
Branch fee income	489	475	447	14	2.9	42	9.4
Service and loan fee income	912	705	864	207	29.4	48	5.6
Gain on sale of SBA loans held for sale, net	427	165	139	262	158.8	288	207.2
Gain on sale of mortgage loans, net	500	343	168	157	45.8	332	197.6
BOLI income	217	228	151	(11)	(4.8)	66	43.7
Net securities (losses) gains	(82)	1,570	(49)	(1,652)	*NM	(33)	(67.3)
Other income	413	412	381	1	0.2	32	8.4
Total noninterest income	2,876	3,898	2,101	(1,022)	(26.2)	775	36.9
NONINTEREST EXPENSE
Compensation and benefits	8,673	7,693	7,902	980	12.7	771	9.8
Processing and communications	1,146	1,077	986	69	6.4	160	16.2
Occupancy	987	880	880	107	12.2	107	12.2
Furniture and equipment	715	854	746	(139)	(16.3)	(31)	(4.2)
Professional services	488	640	364	(152)	(23.8)	124	34.1
Advertising	393	379	391	14	3.7	2	0.5
Loan related expenses	473	426	46	47	11.0	427	928.3
Deposit insurance	300	300	241	-	-	59	24.5
Director fees	260	271	495	(11)	(4.1)	(235)	(47.5)
Other expenses	636	795	560	(159)	(20.0)	76	13.6
Total noninterest expense	14,071	13,315	12,611	756	5.7	1,460	11.6
Income before provision for income taxes	18,487	19,694	15,424	(1,207)	(6.1)	3,063	19.9
Provision for income taxes	4,199	4,222	3,826	(23)	(0.5)	373	9.7
Net income	$14,288	$15,472	$11,598	$(1,184)	(7.7)%	$2,690	23.2%

Effective tax rate	22.7%	21.4%	24.8%

Net income per common share - Basic	$1.43	$1.55	$1.15
Net income per common share - Diluted	1.40	1.52	1.13

Weighted average common shares outstanding - Basic	10,012	10,008	10,054
Weighted average common shares outstanding - Diluted	10,199	10,195	10,247
*NM=Not meaningful

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

March 31, 2026

	For the three months ended
(Dollar amounts in thousands, interest amounts and	March 31, 2026			March 31, 2025
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$61,424	$558	3.69%	$30,259	$332	4.45%
FHLB stock	7,214	134	7.53	7,459	182	9.90
Securities:
Taxable	118,488	1,409	4.76	142,847	1,786	5.00
Tax-exempt	1,486	21	5.60	1,596	18	4.59
Total securities (A)	119,974	1,430	4.77	144,443	1,804	5.00
Loans:
SBA loans	41,576	844	8.12	49,638	934	7.53
Commercial loans	1,528,022	25,016	6.55	1,306,052	21,314	6.53
Commercial construction loans	152,561	3,038	7.96	140,946	2,946	8.36
Residential mortgage loans	678,359	10,913	6.44	639,742	9,947	6.22
Consumer loans	84,037	1,424	6.78	75,156	1,346	7.16
Residential construction loans	80,226	1,825	9.10	84,414	1,996	9.46
Total loans (B)	2,564,781	43,060	6.72	2,295,948	38,483	6.70
Total interest-earning assets	$2,753,393	$45,182	6.66%	$2,478,109	$40,801	6.68%

Noninterest-earning assets:
Cash and due from banks	24,735			23,117
Allowance for credit losses	(33,007)			(27,455)
Other assets	98,891			91,553
Total noninterest-earning assets	90,619			87,215
Total assets	$2,844,012			$2,565,324

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$385,444	$1,910	2.01%	$341,991	$1,622	1.92%
Savings deposits	563,220	3,160	2.28	495,051	2,593	2.12
Brokered deposits	265,877	2,267	3.46	213,517	1,787	3.39
Time deposits	685,355	6,128	3.63	637,936	6,415	4.08
Total interest-bearing deposits	1,899,896	13,465	2.87	1,688,495	12,417	2.98
Borrowed funds and subordinated debentures	108,231	984	3.64	119,135	1,133	3.80
Total interest-bearing liabilities	$2,008,127	$14,449	2.92%	$1,807,630	$13,550	3.04%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	457,603			425,569
Other liabilities	24,594			29,833
Total noninterest-bearing liabilities	482,197			455,402
Total shareholders' equity	353,688			302,292
Total liabilities and shareholders' equity	$2,844,012			$2,565,324

Net interest spread		$30,733	3.74%		$27,251	3.64%
Tax-equivalent basis adjustment		(3)			-
Net interest income		$30,730			$27,251
Net interest margin			4.53%			4.46%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis, assuming a federal tax rate of 21 percent.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

March 31, 2026

	For the three months ended
(Dollar amounts in thousands, interest amounts and	March 31, 2026			December 31, 2025
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$61,424	$558	3.69%	$66,840	$674	4.00%
FHLB stock	7,214	134	7.53	6,859	133	7.67
Securities:
Taxable	118,488	1,409	4.76	128,384	1,561	4.86
Tax-exempt	1,486	21	5.60	1,474	21	5.67
Total securities (A)	119,974	1,430	4.77	129,858	1,582	4.87
Loans:
SBA Loans	41,576	844	8.12	45,686	1,037	9.08
Commercial loans	1,528,022	25,016	6.55	1,487,472	25,626	6.74
Commercial construction loans	152,561	3,038	7.96	131,268	2,666	7.95
Residential mortgage loans	678,359	10,913	6.44	680,679	10,838	6.37
Consumer loans	84,037	1,424	6.78	84,318	1,524	7.07
Residential construction loans	80,226	1,825	9.10	74,915	1,791	9.35
Total loans (B)	2,564,781	43,060	6.72	2,504,338	43,482	6.79
Total interest-earning assets	$2,753,393	$45,182	6.66%	$2,707,895	$45,871	6.72%

Noninterest-earning assets:
Cash and due from banks	24,735			23,135
Allowance for credit losses	(33,007)			(30,791)
Other assets	98,891			91,977
Total noninterest-earning assets	90,619			84,321
Total assets	$2,844,012			$2,792,216

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$385,444	$1,910	2.01%	$391,005	$2,009	2.04%
Savings deposits	563,220	3,160	2.28	546,025	3,165	2.30
Brokered deposits	265,877	2,267	3.46	231,956	2,033	3.48
Time deposits	685,355	6,128	3.63	687,058	6,350	3.67
Total interest-bearing deposits	1,899,896	13,465	2.87	1,856,044	13,557	2.90
Borrowed funds and subordinated debentures	108,231	984	3.64	100,689	942	3.66
Total interest-bearing liabilities	$2,008,127	$14,449	2.92%	$1,956,733	$14,499	2.94%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	457,603			462,977
Other liabilities	24,594			33,026
Total noninterest-bearing liabilities	482,197			496,003
Total shareholders' equity	353,688			339,480
Total liabilities and shareholders' equity	$2,844,012			$2,792,216

Net interest spread		$30,733	3.74%		$31,372	3.78%
Tax-equivalent basis adjustment		(3)			(3)
Net interest income		$30,730			$31,369
Net interest margin			4.53%			4.60%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis, assuming a federal tax rate of 21 percent.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR CREDIT LOSSES AND LOAN QUALITY SCHEDULES

March 31, 2026

Amounts in thousands, except percentages	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$32,342	$30,245	$29,012	$27,651	$26,788
Provision for credit losses for loans	1,043	2,208	1,409	1,725	1,358
	33,385	32,453	30,421	29,376	28,146
Less: Chargeoffs
SBA loans	50	265	211	105	350
Commercial loans	140	-	-	100	2
Residential mortgage loans	-	46	85	282	130
Consumer loans	10	11	30	21	50
Residential construction loans	40	-	-	-	-
Total chargeoffs	240	322	326	508	532
Add: Recoveries
SBA loans	5	4	50	2	5
Commercial loans	93	196	92	102	5
Residential mortgage loans	100	-	-	-	-
Consumer loans	11	11	8	40	27
Residential construction loans	-	-	-	-	-
Total recoveries	209	211	150	144	37
Net chargeoffs	(31)	(111)	(176)	(364)	(495)
Balance, end of period	$33,354	$32,342	$30,245	$29,012	$27,651

ASSET QUALITY INFORMATION:

Nonaccrual loans:
SBA loans	$1,645	$1,751	$4,225	$4,177	$3,231
Commercial loans	18,375	18,473	4,006	3,512	4,821
Residential mortgage loans	8,915	8,173	11,174	7,980	8,622
Consumer loans	1,557	1,268	938	-	-
Residential construction loans	128	171	171	171	171
Total nonaccrual loans	30,620	29,836	20,514	15,840	16,845
Debt securities available for sale, net of valuation allowance	-	-	-	-	1,145
OREO	1,472	1,472	-	-	-
Nonaccrual assets	32,092	31,308	20,514	15,840	17,990

Loans 90 days past due & still accruing	$90	$-	$356	$2,876	$1,123

Nonaccrual loans to total loans	1.18%	1.17%	0.83%	0.66%	0.72%
Nonaccrual assets to total assets	1.06	1.06	0.71	0.54	0.65

Allowance for credit losses to:
Total loans	1.28%	1.27%	1.23%	1.22%	1.18%
Total nonaccrual loans	108.93	108.40	147.44	183.16	164.15

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

March 31, 2026

(In thousands, except %'s, employee, office and per share amounts)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
SUMMARY OF INCOME:
Total interest income	$45,179	$45,868	$44,361	$42,600	$40,799
Total interest expense	14,449	14,499	14,505	14,043	13,548
Net interest income	30,730	31,369	29,856	28,557	27,251
Provision (Release) for credit losses	1,048	2,258	542	(175)	1,316
Net interest income after provision for credit losses	29,682	29,111	29,314	28,732	25,935
Total noninterest income	2,876	3,898	2,967	5,815	2,099
Total noninterest expense	14,071	13,315	13,415	13,019	12,610
Income before provision for income taxes	18,487	19,694	18,866	21,528	15,424
Provision for income taxes	4,199	4,222	4,476	5,037	3,826
Net income	$14,288	$15,472	$14,390	$16,491	$11,598

Net income per common share - Basic	$1.43	$1.55	$1.43	$1.64	$1.16
Net income per common share - Diluted	1.40	1.52	1.41	1.61	1.13

COMMON SHARE DATA:
Market price per share	$51.83	$51.72	$48.87	$47.08	$40.70
Dividends paid	0.16	0.15	0.15	0.14	0.14
Book value per common share	35.66	34.63	33.26	31.88	30.38

Weighted average common shares outstanding - Basic	10,012	10,008	10,036	10,033	10,054
Weighted average common shares outstanding - Diluted	10,199	10,195	10,233	10,212	10,247
Issued common shares	10,114	10,048	11,681	11,672	11,666
Outstanding common shares	10,041	9,982	10,041	10,032	10,076
Treasury shares	73	66	1,640	1,640	1,590

QUARTERLY PERFORMANCE RATIOS (ANNUALIZED):
Return on average assets	2.04%	2.20%	2.11%	2.51%	1.83%
Return on average equity	16.38	18.08	17.41	21.15	15.56
Efficiency ratio **	41.77	39.52	41.47	42.31	42.89
Noninterest expense to average assets	2.01	1.89	1.97	1.98	1.99

BALANCE SHEET DATA:
Total assets	$3,027,327	$2,966,652	$2,876,365	$2,928,523	$2,767,943
Total securities	115,268	124,015	131,252	139,348	142,092
Total loans	2,601,656	2,544,713	2,468,527	2,382,594	2,345,130
Allowance for credit losses	33,354	32,342	30,245	29,012	27,651
Total deposits	2,379,140	2,324,061	2,267,484	2,187,366	2,175,398
Total shareholders' equity	358,095	345,631	334,023	319,840	306,142

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.66%	6.72%	6.74%	6.70%	6.68%
Interest-bearing liabilities	2.92	2.94	3.05	3.05	3.04
Net interest spread	3.74	3.78	3.69	3.66	3.64
Net interest margin	4.53	4.60	4.54	4.49	4.46

CREDIT QUALITY:
Nonaccrual assets	$32,092	$31,308	$20,514	$15,840	$17,990
QTD annualized net chargeoffs to QTD average loans	(0.01)%	(0.02)%	(0.03)%	(0.06)%	(0.09)%
Allowance for credit losses to total loans	1.28	1.27	1.23	1.22	1.18
Nonaccrual loans to total loans	1.18	1.17	0.83	0.66	0.72
Nonaccrual assets to total assets	1.06	1.06	0.71	0.54	0.65

UNITY BANCORP CAPITAL RATIOS
Total equity to total assets	11.83%	11.65%	11.61%	10.92%	11.06%
Leverage ratio	12.93	12.72	12.71	12.50	12.32
Common Equity Tier 1 Capital Ratio	14.50	14.45	14.45	13.96	13.87
Risk-based Tier 1 Capital Ratio	14.91	14.87	14.88	14.39	14.33
Risk-based Total Capital Ratio	16.16	16.12	16.13	15.65	15.58

Number of banking offices	22	22	22	21	21
Employee Full-Time Equivalent	244	242	238	237	227

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

UNITY BANCORP, INC.

LOAN PORTFOLIO COMPOSITION

March 31, 2026

In thousands, except percentages	March 31, 2026%		December 31, 2025%
Loans Held for Sale	$12,557	0.5%	$9,490	0.4%

SBA Loans	32,499	1.2%	34,259	1.3%

Commercial Loans
SBA 504	43,254	1.7%	43,802	1.7%
Commercial & industrial	185,207	7.1%	183,163	7.2%
Commercial mortgage - owner occupied	681,803	26.2%	660,427	26.0%
Commercial mortgage - nonowner occupied	561,057	21.6%	531,954	20.9%
Other	87,845	3.4%	98,686	3.9%
Total Commercial Loans	1,559,166	60.0%	1,518,032	59.7%

Commercial Construction Loans	159,200	6.1%	147,215	5.8%

Residential Mortgage Loans
Primary residence	467,329	18.0%	472,482	18.6%
Secondary residence	67,835	2.6%	71,656	2.8%
Investor property	133,575	5.1%	133,083	5.2%
Total Residential Mortgage Loans	668,739	25.7%	677,221	26.6%

Consumer Loans
Home equity	82,980	3.2%	82,488	3.2%
Consumer other	2,634	0.1%	2,731	0.1%
Total Consumer Loans	85,614	3.3%	85,219	3.3%

Residential Construction Loans	83,881	3.2%	73,277	2.9%

Total Gross Loans	$2,601,656	100.0%	$2,544,713	100.0%

UNITY BANCORP, INC.

QUARTERLY NON-GAAP / CORE RECONCILIATION

March 31, 2026

	For the three months ended
(In thousands, except percentages and per share amounts)	March 31, 2026		December 31, 2025	March 31, 2025
Adjusted net income:
Net income (GAAP)		$14,288	$15,472		$11,598
Non-recurring transactions:
Less: Net securities gains, unrealized		-	(1,475)		-
Add: Adjusted release of income taxes		-	354		-
Adjusted net income (non-GAAP)		$14,288	$14,351		$11,598

Adjusted net income per common share:
Weighted average common shares outstanding - Basic		10,012	10,008		10,054
Weighted average common shares outstanding - Diluted		10,199	10,195		10,247

Net income per common share - Basic (GAAP)		$1.43	$1.55		$1.15
Net income per common share - Diluted (GAAP)		1.40	1.52		1.13

Adjusted net income per common share - Basic (non-GAAP)	$	N/A	$1.43	$	N/A
Adjusted net income per common share - Diluted (non-GAAP)		N/A	1.41		N/A

Adjusted return on average assets:
Total QTD average assets		2,844,012	2,792,216		2,565,324

Return on average assets (GAAP)		2.04%	2.20%		1.83%
Adjusted return on average assets (non-GAAP)		N/A	2.04		N/A

Adjusted return on average equity:
Total QTD average equity		353,688	339,480		302,292

Return on average equity (GAAP)		16.38%	18.08%		15.56%
Adjusted return on average equity (non-GAAP)		N/A	16.77		N/A

Management uses these non-GAAP measures as internal benchmarks in evaluating operating performance and in planning and forecasting future periods.